FUND PARTICIPATION AGREEMENT

This Agreement is entered into as of the 26th day of August, 1999 between American Enterprise Life Insurance Company a life insurance company organized under the laws of the State of Indiana ("Insurance Company"), and The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Variable Investment Fund (the "Fund").

                                    ARTICLE I
                                   DEFINITIONS

1.1      "Act" shall mean the Investment Company Act of 1940, as amended.

1.2 "Board" shall mean the Board of Directors or Trustees, as the case may be, of a Fund, which has the responsibility for management and control of the Fund.

1.3 "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which a Fund calculates net asset value per Share (as defined below) pursuant to the rules of the Commission and as described in the fund's prospectus.

1.4      "Commission" shall mean the Securities and Exchange Commission.

1.5 "Contract" shall mean a variable annuity or variable life insurance contract that uses any Participating Fund (as defined below) as an underlying investment medium. Individuals who participate under a group Contract are "Participants."

1.6 "Contractholder" shall mean any entity that is a party to a Contract with a Participating Company (as defined below).

1.7 "Disinterested Board Members" shall mean those members of the Board of a Fund that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8 "Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including Dreyfus Service Corporation.

1.9 "Insurance Company's General Account(s)" shall mean the general account(s) of Insurance Company and its affiliates that invest in Shares (as defined below) of a Participating Fund.

1.10 "Participating Companies" shall mean any insurance company (including Insurance Company) that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with one or more of the Funds.
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1.11     "Participating Fund" shall mean each Fund, including, as applicable, any series thereof, specified in Exhibit A, as such Exhibit may be amended from time to time by agreement of the parties hereto, the Shares (as defined below) of which are available to serve as the underlying investment medium for the aforesaid Contracts.

1.12 "Prospectus" shall mean the current prospectus and statement of additional information of a Fund, relating to its Shares (as defined below), as most recently filed with the Commission.

1.13 "Separate Account" shall mean the separate account established by Insurance Company in accordance with the laws of the State of Indiana and specified on Exhibit B, as such Exhibit may be amended from time to time by agreement of the parties hereto.

1.14 "Shares" shall mean (i) each class of shares of a Participating Fund set forth on Exhibit A next to the name of such Participating Fund, as such Exhibit may be revised from time to time, or (ii) if no class of shares is set forth on Exhibit A next to the name of such Participating Fund, the shares of the Participating Fund.

1.15 "Software Program" shall mean the software program used by a Fund for providing Fund and account balance information including net asset value per Share. Such Program may include the Lion System. In situations where the Lion System or any other Software Program used by a Fund is not available, such information may be provided by telephone. The Lion System shall be provided to Insurance Company at no charge.


                                   ARTICLE II
                                 REPRESENTATIONS

2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established or will establish the Separate Account pursuant to the insurance laws of the State of Indiana and the regulations thereunder for the purpose of offering to the public certain individual and group variable annuity and variable life insurance contracts; (c) it has registered or will register the Separate Account as a unit investment trust as required under the Act to serve as the segregated investment account for the Contracts; and
         (d) the Separate Account is eligible to invest in Shares of each Participating Fund without such investment disqualifying any Participating Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2 Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed as required under the Securities Act of


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

         1933, as amended ("1933 Act"); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to notify each Participating Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Participating Fund of which it becomes aware.

2.3 Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4 Each Participating Fund represents that it is and is intended to remain registered with the Commission under the Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Participating Fund to operate and offer its Shares as an underlying investment medium for Participating Companies.

2.5 Each Participating Fund represents that it is duly organized and validly existing under applicable state law and is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6 Insurance Company represents and agrees that the Contracts are intended to be treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify each Participating Fund and Dreyfus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

2.7 Each Participating Fund agrees that its assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time. In the event of a


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

         breach of this representation and warranty by the Participating Fund, it and/or its investment adviser will take all reasonable steps to notify the Company of such breach and to adequately diversify the Participating Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

2.8 Insurance Company agrees that each Participating Fund shall be permitted (subject to the other terms of this Agreement) to make its shares available to other Participating Companies and Contractholders.

2.9 Each Participating Fund represents and warrants that all of its directors, trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Participating Fund in an amount not less than that required by Rule 17g-1 under the Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of each Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Participating Fund as stated in Section 2.9. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 Insurance Company agrees that Dreyfus shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.

2.12 Each Participating Fund represents and warrants that its investment objective, policies and restrictions comply with applicable state securities laws as they may apply to such Participating Fund.

                                   ARTICLE III
                                   FUND SHARES

3.1 The Contracts funded through the Separate Account will provide for the investment of certain amounts in Shares of each Participating Fund.

3.2 Each Participating Fund agrees to make its Shares available for purchase at the then applicable net asset value per Share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, each Participating Fund may refuse to sell its Shares to any person, or suspend or terminate the offering of its Shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in


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

         the sole discretion of its Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the Participating Fund's shareholders. Shares of a Participating Fund will be ordered in such quantities and at such times as determined by Insurance Company to be necessary to meet the requirements of the Contracts.

3.3 Each Participating Fund agrees that shares of the Participating Fund will be sold only to (a) Participating Companies and their separate accounts or (b) "qualified pension or retirement plans" as determined under Section 817(h)(4) of the Code. Except as otherwise set forth in this Section 3.3, no shares of any Participating Fund will be sold to the general public.

3.4 Each Participating Fund shall make the net asset value per share for each Participating Fund available to Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and use its best efforts to provide closing net asset value, dividend and capital gain information on a per Share basis to Insurance Company by 6:30 p.m. Eastern time on each Business Day, but no later than 7:00 p.m. Eastern Time on each Business Day. Each Participating Fund will notify Insurance Company as soon as possible if it is determined that the net asset value per share will be available after 7:00 p.m. Eastern Time on any Business Day, and such Participating Fund and Insurance Company will mutually agree upon a final deadline for timely receipt of the net asset value on such Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to Insurance Company. If Insurance Company is provided with materially incorrect net asset value information, Insurance Company will be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Non-material errors will be corrected in the next Business Day's net asset value per Share.

3.5 At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the unit values of the Separate Account for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of the Shares of each Participating Fund that will be purchased or redeemed at that day's closing net asset value per Share. The net purchase or redemption orders will be transmitted to each Participating Fund by Insurance Company by 11:00 a.m. Eastern time on the Business Day next following Insurance Company's receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company's General Accounts shall be effected at the net asset value per Share of each Participating Fund next calculated after receipt of the order by the Participating Fund or its Transfer Agent.

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3.6      Each Participating Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of Shares of the Participating Fund for the Separate Account. Receipt by Insurance Company will constitute receipt by Participating Fund. Each Participating Fund will execute orders at the applicable net asset value per Share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Participating Fund receives notice of such orders by 11:00 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Shares of the Participating Fund, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value per Share computed on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied in accordance with the requirements of this Section and Section 3.8. Insurance Company represents and warrants that all orders submitted by the Insurance Company for execution on the effective trade date shall represent purchase or redemption orders received from Contractholders prior to the close of trading on the New York Stock Exchange on the effective trade date.

3.7 Insurance Company will make its best efforts to notify each applicable Participating Fund in advance of any unusually large purchase or redemption orders.

3.8 If Insurance Company's order requests the purchase of Shares of a Participating Fund, Insurance Company will pay for such purchases by wiring Federal Funds to the Participating Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to initiate the transmission to the applicable Participating Fund payment in Federal Funds by 12:00 noon Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to Section 3.5. Each applicable Participating Fund will execute such orders at the applicable net asset value per Share determined as of the close of trading on the effective trade date if the Participating Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by a Participating Fund after 12:00 midnight Eastern time on such Business Day, Insurance Company shall promptly, upon each applicable Participating Fund's request, reimburse the respective Participating Fund for any charges, costs, fees, interest or other expenses incurred by the Participating Fund in connection with any advances to, or borrowings or overdrafts by, the Participating Fund, or any similar expenses incurred by the Participating Fund, as a result of portfolio transactions effected by the Participating Fund based upon such purchase request. If Insurance Company's order requests the redemption of any Shares of a Participating Fund valued at or greater than $1 million dollars, the Participating Fund will wire such amount to Insurance Company within five days of the order.

3.9 Each Participating Fund has the obligation to ensure that its Shares are registered with applicable federal agencies and duly authorized for issuance in accordance with applicable at all times.

3.10 Each Participating Fund will confirm in writing each purchase or redemption order made by Insurance Company. Issuance and transfers of Shares of a Participating Fund will be by book entry only. No share certificates will be issued to Insurance Company or any account. Insurance Company will record Shares ordered and redeemed from a Participating Fund in an appropriate title for the corresponding account.

3.11 Each Participating Fund shall credit Insurance Company with the appropriate number of Shares.

3.12 On each ex-dividend date of a Participating Fund or, if not a Business Day, on the first Business Day thereafter, each Participating Fund shall communicate to Insurance Company (by wire or telephone, followed by written confirmation) the amount of dividend and capital gain, if any, per Share. All dividends and capital gains shall be automatically reinvested in additional Shares of the applicable Participating Fund at the net asset value per Share on the ex-dividend date; provided, however, Insurance Company reserves the right to receive all such dividends and distributions in cash. Each Participating Fund shall, on the day after the ex-dividend date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of Shares so issued.


                                   ARTICLE IV
                             STATEMENTS AND REPORTS

4.1 Each Participating Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.

4.2 Each Participating Fund shall distribute to Insurance Company copies of the Participating Fund's Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Participating Fund customarily provides to the holders of its Shares) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant. Insurance Company may elect to print the Participating Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information, which are also offered in Insurance Company's insurance product at its own cost. At Insurance Company's request, the Participating Fund will provide, in lieu of printed documents, camera-ready copy or diskette of prospectuses, annual and semi-annual reports for printing by the Insurance Company.


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

4.3 Each Participating Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Participating Fund or its Shares (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Insurance Company pursuant to this Agreement), contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.4 Insurance Company will provide to each Participating Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

4.5 Insurance Company will provide Participating Funds on a semi-annual basis, or more frequently as reasonably requested by the Participating Funds, with a current tabulation of the number of existing Variable Contract owners of Insurance Company whose Variable Contract values are invested in the Participating Funds.

                                    ARTICLE V
                                    EXPENSES

5.1 The charge to each Participating Fund for all expenses and costs of the Participating Fund, including but not limited to management fees, Rule 12b-1 fees, if any, administrative expenses and legal and regulatory costs, will be included in the determination of the Participating Fund's daily net asset value per Share.

5.2 Except as provided in Article IV and V, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of any Participating Fund or expenses relating to the distribution of its Shares. Insurance Company shall pay the following expenses or costs:

               a. Such amount of the production expenses of any Participating Fund materials, including the cost of printing a Participating Fund's Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as Dreyfus and Insurance Company shall agree from time to time.

               b. Distribution  expenses of any Participating  Fund materials or
               marketing    materials   for   prospective    Insurance   Company
               Contractholders and Participants.

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

         A Participating Fund's principal underwriter may pay Insurance Company, or the broker-dealer acting as principal underwriter for the Insurance Company's Contracts, for distribution and other services related to the Shares of the Participating Fund pursuant to any distribution plan adopted by the Participating Fund in accordance with Rule 12b-1 under the Act, subject to the terms and conditions of an agreement between the Participating Fund's principal underwriter and Insurance Company or the principal underwriter for the Insurance Company's Contracts, as applicable, related to such plan.

         Except as provided herein, all other expenses of each Participating Fund shall not be borne by Insurance Company. Participating Fund shall pay the following expenses or costs:

               (a) Such amount of the production expenses of any Participating Fund materials, including the cost of printing a Participating Fund's Prospectus, annual reports and semi-annual reports for existing Insurance Company Contractholders and Participants as Dreyfus and Insurance Company shall agree from time to time;

               (b)  distribution  expenses of any  Participating  Fund materials
                    for   existing   Insurance   Company   Contractholders   and
                    Participants;

               (c) text composition and printing of proxy statements and voting instruction solicitation materials to Contractholders with respect to proxies related to the Fund; and

               (d)  mailing,  distributing,  and tabulation of proxy  statements
                    and   voting   instruction    solicitation    materials   to
                    Contactholders with respect to proxies related to the Fund.

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

                                   ARTICLE VI
                                EXEMPTIVE RELIEF

6.1 Insurance Company has reviewed a copy of the order dated February 5, 1998 of the Commission under Section 6(c) of the Act with respect to Dreyfus Investment Portfolios, and, in particular, has reviewed the conditions to the relief set forth in the Notice. send As set forth therein, if Dreyfus Investment Portfolios is a Participating Fund, Insurance Company agrees, as applicable, to report any potential or existing conflicts of which it becomes aware promptly to the Board of Dreyfus Investment Portfolios, and, in particular, whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities as delineated in such order. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2 The Board will monitor Fund for existence of any irreconcilable material conflict among the interests of the Contractholders of all Separate Accounts and of participants of Qualified Plans investing in such fund and determines which action, if any, should be taken in response to such conflicts. investing in the Fund. If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in a Participating Fund, the Board shall give prompt notice to all Participating Companies and any other Participating Fund. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

               a. Withdrawing the assets of the affected subaccount that are allocable to the Separate Account from the Participating Fund, terminating this Agreement with regard to such subaccount and reinvesting such assets in another Participating Fund (if applicable) or a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or

               b. Establishing a new registered management investment company.

6.3 If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and such disregard of voting instructions could conflict with the majority of Contractholder voting instructions, and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in a Participating Fund,


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

         Insurance Company may be required, at the Board's election, to withdraw the investments affected subaccount of the Separate Account in that Participating Fund and terminate this Agreement with regard to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Subject to Board Members fiduciary responsibility, any such withdrawal and termination must take place within six (6) months after the Participating Fund gives written notice to Insurance Company that this provision is being implemented. Until the end of such six-month period the investment adviser of the Participating Fund and the Participating Fund will, to the extent permitted by law and any exemptive relief previously granted to the Participating Fund, continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of the Participating Fund.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will any Participating Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5 No action by Insurance Company taken or omitted, and no action by the Separate Account or any Participating Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this
         Article VI, shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

6.6 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurance Company conflicts with the majority of other state insurance regulators, then Insurance Company will withdraw the affected subaccount of the Separate Account's investment in the Participating Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Participating Fund gives written notice to Insurance Company that this provision is being implemented. Until the end of such six-month period the investment adviser of the Participating Fund and the Participating Fund will, to the extent permitted by law and any exemptive relief previously granted to the Participating Fund, continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of the Participating Fund.


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

                                   ARTICLE VII
                       VOTING SHARES OF PARTICIPATING FUND

7.1 Each Participating Fund shall provide Insurance Company with copies, at no cost to Insurance Company, of the Participating Fund's proxy materials, reports to shareholders and other communications to shareholders (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Insurance Company pursuant to this Agreement) in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants.

         If and to the extent required by law, Insurance Company shall:

               (a)  solicit  voting   instructions   from   Contractholders   or
               Participants on a timely basis and in accordance with applicable law;

               (b) vote the Shares of the Participating Fund in accordance with instructions received from Contractholders or Participants; and

               (c) vote the Shares of the Participating Fund for which no instructions have been received in the same proportion as Shares of the Participating Fund for which instructions have been received;

         so long as and to the extent that the Commission continues to interpret the Act to require pass-through voting privileges for variable contract owners.

         Insurance Company agrees at all times to vote Shares held by Insurance Company's General Account in the same proportion as Shares of the Participating Fund for which instructions have been received from Contractholders or Participants. Insurance Company further agrees to be responsible for assuring that voting the Shares of the Participating Fund for the Separate Account is conducted in a manner consistent with other Participating Companies.

7.2 Insurance Company agrees that it shall not, without the prior written consent of each applicable Participating Fund and Dreyfus, solicit, induce or encourage Contractholders to change or supplement the Participating Fund's current investment adviser.

7.3 Each Participating Fund will comply with all provisions of the Act requiring voting by shareholders, and in particular, the Participating Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the Act not to require such meetings) or, as the Participating Fund currently intends, to comply with Section 16(c) of the Act (although Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Participating Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                                  ARTICLE VIII
                          MARKETING AND REPRESENTATIONS

8.1 Each Participating Fund or its principal underwriter shall periodically furnish Insurance Company with the following documents relating to the Shares of the Participating Fund, in quantities as Insurance Company may reasonably request:

         a.       Current Prospectus and any supplements thereto; and

         b.       Other marketing materials.

         Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2 Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3 Insurance Company shall furnish, or shall cause to be furnished, to each applicable Participating Fund or its designee, each piece of sales literature or other promotional material in which the Participating Fund, its investment adviser or the administrator is named, at least ten Business Days prior to its use. Such material shall be not used unless the Participating Fund or its designee reasonably objects to such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Each applicable Participating Fund or its designee, as the case may be, shall use all reasonable efforts to respond within five days of receipt.

8.4 Insurance Company shall not give any information or make any representations or statements on behalf of a Participating Fund or concerning a Participating Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, Prospectus or statement of additional information of, as either be amended or supplemented from time to time, or in reports or proxy statements for, the applicable Participating Fund, or in sales literature or other promotional material approved by the applicable Participating Fund. Nothing in this Section 8.4 will be construed as preventing Insurance Company or its employees or agents from giving advice on investment in a Participating Fund.

8.5 Each Participating Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Participating Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least ten Business Days prior to its use. Such material shall not be used unless Insurance Company reasonably objects to such material. Such rejection (if given) must be in writing and shall be given within five Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within five days of receipt.

8.6 Each Participating Fund shall not, in connection with the sale of Shares of the Participating Fund, give any information or make any representations or statements on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account that are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media, e.g., online networks such as the internet or other electronic messages), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 Insurance Company agrees to indemnify and hold harmless each Participating Fund, Dreyfus, each respective Participating Fund's investment adviser and sub-investment adviser (if applicable), each respective Participating Fund's distributor, and their respective affiliates, and each of their directors, trustees, officers, partners,employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the
         registration   statement  or   Prospectus   or  sales   literature  or
         advertisements or any supplement or amendment to the foregoing of the respective Participating Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance on and in conformity with information furnished to the Participating Fund in writing by Insurance Company; or (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the respective Participating Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which the Shares of the respective Participating Fund are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or the Shares of the respective Participating Fund; (iv) arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any material breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with reasonable costs directly related to investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration
         statement,   prospectus,   sales   literature,   or  advertisement  in
         conformity with written information furnished to Insurance Company by the respective Participating Fund specifically for use therein and provided, further, that Insurance Company shall not be liable for special, consequential, indirect, punitive, exemplary or incidental damages. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2 Each Participating Fund and The Dreyfus Corporation severally agree to indemnify and hold harmless Insurance Company and each of its directors, trustees, officers, partners, employees, agents and each person, if any, who controls or is associated with Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) to which Insurance Company or any such director, trustee, officer, partner, employee, agent or controlling or associated person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund or any amendment or supplement to the foregoing; (ii) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund, or any amendment or supplement to the foregoing, any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the respective Participating Fund; if such statement or omission was made in reliance on and in conformity with information furnished to Insurance Company by the Participating Fund (iv) arise out of or are based on any wrongful conduct of, or violation of applicable federal and state law by, the investment adviser of a Participating Fund or a Participating Fund or persons under their respective control or subject to their authorization with respect to the sale of shares in the Participating Fund; or (v) arise as a result of any failure by a Participating Fund, the investment adviser of the Participating Fund or persons under their respective control or subject to their authorization to provide the services and furnish the materials under the terms of this Agreement including, but not limited to, a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Section 2.7 of this Agreement; or (vi) arise out of or result from any material breach of any representation and/or warranty made by the investment adviser of a Participating Fund or the Participating Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the investment adviser of a Participating Fund or the Participating Fund or persons under their respective control or subject to their authorization; and the respective Participating Fund will reimburse reasonable costs directly related to any legal or other expenses reasonably incurred by Insurance Company or any such director, trustee, officer, partner, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the respective Participating Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the respective Participating Fund by Insurance Company specifically for use therein; and provided, further, that the Participating Fund shall not be liable for special, consequential, indirect, punitive, exemplary or incidental damages.
          This indemnity agreement will be in addition to any liability which the respective Participating Fund may otherwise have.

9.3 Each Participating Fund severally shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which

         Insurance Company may incur, suffer or be required to pay due to the respective Participating Fund's, its investment adviser's or persons or entities under their respective control or subject to their authorizations (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the respective Participating Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company and provided, further, that the Participating Fund shall not be liable for special, consequential, indirect, punitive, exemplary or incidental damages.

9.4 Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this
         Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein at its own expense and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

9.5 No party will be entitled to indemnification under Article IX if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this

         Agreement by the indemnified party. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The provisions of this
         Article IX shall survive termination of this Agreement.


                                    ARTICLE X
                          COMMENCEMENT AND TERMINATION

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2     This Agreement shall terminate without penalty:

          a. As to any Participating Fund, at the option of Insurance Company or the Participating Fund at any time from the date hereof upon 120180 ays' advance notice, or later, upon receipt of any required exemptive relief or upon order from the Commission, unless otherwise agreed to by the parties in writing;

          b. As to any Participating Fund, at the option of Insurance Company, if Shares of that Participating Fund are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective upon receipt of notice;

          c. As to a Participating Fund or its investment adviser, at the option of Insurance Company, upon the institution of formal proceedings against that Participating Fund by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair that Participating Fund's ability to meet and perform the Participating Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

          d. As to a Participating Fund, at the option of each Participating Fund, upon the institution of formal proceedings against Insurance Company by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Participating Fund's reasonable judgment, exercised in good faith, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by such

               Participating Fund with said termination to be effective upon receipt of notice;

          e. As to a Participating Fund, at the option of that Participating Fund, if the Participating Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of that Participating Fund or Dreyfus, such Participating Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Participating Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

          f. As to a Participating Fund, at the option of Insurance Company, if Insurance Company shall determine, in its sole judgment reasonably exercised in good faith that the Participating Fund has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operations of Insurance Company or its Separate Account, the Insurance Company shall notify the Participating Fund in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Participating Fund and any other changes in circumstances since the giving of such notice, such determination of Insurance Company shall continue to apply to the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

          g. As to a Participating Fund, upon termination of the Investment Advisory Agreement between that Participating Fund and Dreyfus or its successors unless Insurance Company specifically approves the selection of a new Participating Fund investment adviser. Such Participating Fund shall promptly furnish notice of such termination to Insurance Company;

          h. As to a Participating Fund, in the event that Shares of the Participating Fund are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such Shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately as to that Participating Fund only upon such occurrence without notice;

          i. At the option of a Participating Fund upon a determination by its Board in good faith that it is no longer advisable and in the best interests of shareholders of that Participating Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (i) shall be effective upon notice by such Participating Fund to Insurance Company of such termination;

          j. At the option of a Participating Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if such Participating Fund reasonably believes that the Contracts may fail to so qualify;

          k. At the option of any party to this Agreement, upon another party's material breach of any material provision of this Agreement;

          l. At the option of a Participating Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law;

          m. Upon assignment of this Agreement, unless made with the written consent of every other non-assigning party;

          n. At the option of Insurance Company, upon receipt of Insurance Company's written notice by a Participating Fund, if the Participating Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if Insurance Company reasonably and in good faith believes that the Participating Fund may fail to so qualify;

          o. At the option of Insurance Company, upon receipt of Insurance Company's written notice by a Participating Fund, if the Participating Fund fails to meet the diversification requirements specified in this Agreement or if Insurance Company reasonably and in good faith believes the Participating Fund may fail to meet such requirements;

          p. At the option of Insurance Company or a Participating Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. Insurance Company will give sixty 180 days' prior written notice to the Participating Fund of the date of any proposed vote or other action taken to replace the Shares; or

          q. At the option of Insurance Company or the Participating Fund upon a determination by a majority of the Board, or a majority of the

               Disinterested Board Members, that an irreconcilable material conflict exists among the interests of: (i) all Contract owners of variable insurance products of all separate accounts; or (ii) the interests of the Insurance Companies investing in the Participating Fund as set forth in Article IV of this Agreement.

          Any such termination pursuant to Section 10.2a, 10.2d, 10.2e, 10.2f or 10.2k herein shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3      Notwithstanding any termination of this Agreement pursuant to Section
          10.2 hereof, each Participating Fund and Dreyfus may, at the option of the Insurance Company, continue to make available additional Shares of that Participating Fund for as long as the Insurance Company desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in that Participating Fund, redeem investments in that Participating Fund and/or invest in that Participating Fund upon the making of additional purchase payments under the Existing Contracts. If such Shares of the Participating Fund continue to be available after such termination, the provisions of this Agreement shall remain in effect and thereafter either of that Participating Fund or Insurance Company may terminate the Agreement as to that Participating Fund, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Participating Fund, shall not be for more than the longer of (i) six months; or the period needed by the Insurance Company, making a good faith effort, to obtain any necessary approval(s) from the Commission or any state regulatory authority.

10.4 Termination of this Agreement as to any one Participating Fund shall not be deemed a termination as to any other Participating Fund unless Insurance Company or such other Participating Fund, as the case may be, terminates this Agreement as to such other Participating Fund in accordance with this Article X.

10.5 In the event that a Participating Fund or Dreyfus should initiate the closure of a Participating Fund, Dreyfus agrees to reimburse the Insurance Company the reasonable costs the Insurance Company incurs that are associated with the closing of such Participating Fund. The Insurance Company, such Participating Fund and Dreyfus shall each use its best efforts to minimize such costs. The Insurance Company shall provide Dreyfus with acceptable documentation for all actual costs related to such closing.

                                   ARTICLE XI
                                   AMENDMENTS

11.1 Any other changes in the terms of this Agreement, except for the addition or deletion of any Participating Fund or class of Shares of a Participating Fund as specified in Exhibit A, shall be made by agreement in writing between Insurance Company and each respective Participating Fund.

                                   ARTICLE XII
                                     NOTICE

12.1 Each notice required by this Agreement shall be given by certified overnight mail, return receipt requested and by facsimile, to the appropriate parties at the following addresses:

         Insurance Company:    American Enterprise Life Insurance Company
                               1765 AXP Financial Center
                               Minneapolis, Minnesota 55474
                               Attention: Executive Vice President, Annuities

                               with a copy to:

                               American Enterprise Life Insurance Company
                               50607 AXP Financial Center
                               Minneapolis, MN  55474
                               Attention:  General Counsels Office

         Participating Funds:  [Name of Fund]
                               c/o The Dreyfus Corporation
                               200 Park Avenue
                               New York, New York 10166
                               Attn: General Counsel

         with copies to:       Stroock & Stroock & Lavan LLP
                               180 Maiden Lane
                               New York, New York  10038-4982
                               Attn:  Lewis G. Cole, Esq.
                               Stuart H. Coleman, Esq.


          Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 This Agreement has been executed on behalf of each Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any director, trustee, officer or shareholder of the Fund individually. It is agreed that the obligations of the Funds are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

13.2 Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

          (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of Insurance Company and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 13.2), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

          (b) No Participating Fund shall not use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to a Participating Fund as set forth in the Agreement; and each Participating Fund agrees to cause all its employees, agents and representatives, or any other party to whom such Participating Fund may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

          (c) Each Participating Fund and Insurance Companyacknowledge that all computer programs and procedures or other information developed or used by the either party to this agreement or any of their employees or agents in connection with each Participating Fund's or Insurance Company's performance of its duties under this Agreement are the valuable property of the Protected Parties.

          (d) Each Participating Fund agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; each Participating Fund further agrees to cause all its agents, representatives or subcontractors of, or any other party to whom such Participating Fund may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 13.2.

          (e) Each Participating Fund and Insurance Company acknowledge that any breach of the agreements in this Section 13.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the affected party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

          (f)  This  Section  13.2  shall  survive  the   termination   of  this
               Agreement.

13.3 All persons dealing with a Participating Fund must look solely to the property of the Participating Fund for the enforcement of any claims against the Participating Fund as neither the directors, trustees, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Participating Fund.

13.4 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

13.6 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

13.7 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

13.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the National Association of Securities Dealers, Inc. and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or Board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

                                   ARTICLE XIV
                                       LAW

14.1 This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                   ARTICLE XV
                               FOREIGN TAX CREDITS

15.1 Each Participating Fund agrees to consult in advance with Insurance Company concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Participating Fund's shareholders pursuant to Section 853 of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

                                     AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

Attest: /s/ Mary Ellyn Minenko       By: /s/ Gumer C. Alvero
        ----------------------           -----------------------
            Mary Ellyn Minenko       Name:   Gumer C. Alvero
            Assistant Secretary      Its:    Executive Vice President, Annuities


                                     THE DREYFUS SOCIALLY RESPONSIBLE
                                     GROWTH FUND, INC.

                                     By:    ______________________________
                                     Name:  ______________________________
                                     Title: ______________________________
Attest:_____________________

                                     DREYFUS VARIABLE INVESTMENT FUND

                                     By:    ______________________________
                                     Name:  ______________________________
                                     Title: ______________________________
Attest:_____________________

                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS

Fund Name                                               Share Class

The Dreyfus Socially Responsible Growth                Service Class Shares
Fund, Inc.
The Dreyfus Socially Responsible Growth                Initial Class Shares
Fund, Inc.
Dreyfus Variable Investment Fund
     Disciplined Stock Portfolio                       Service Class Shares
     Small Company Stock Portfolio                     Service Class Shares
Dreyfus Variable Investment Fund
     Disciplined Stock Portfolio                       Initial Class Shares
     Small Company Stock Portfolio                     Initial Class Shares